SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2004

CHARTER ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15495	34-1567092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Superior Avenue, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 566-5300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since report)

ITEM 12. Results of Operations and Financial Condition
CONSOLIDATED STATEMENTS OF INCOME
CONSOLIDATED STATEMENTS OF INCOME
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SELECTED STATISTICAL DATA
AVERAGE BALANCE SHEET, YIELDS AND COSTS
LOAN AND LEASE ACTIVITY
ALLOWANCE FOR LOAN AND LEASE LOSSES
NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES
NONPERFORMING AND UNDERPERFORMING ASSETS
SIGNATURES

ITEM 12. Results of Operations and Financial Condition

On July 19, 2004, the Registrant issued the following earnings release for the quarterly period ended June 30, 2004:

News Release

CONTACT: ELLEN BATKIE (800) 262-6301

CHARTER ONE ANNOUNCES 2ND QTR 2004 FINANCIAL RESULTS

Highlights for the quarter ended 6/30/04:

•	Net earnings of $166 million, or $.72 per share

•	Opened 36 banking centers; now operate through 652 locations, up 25% in 12 months

•	Deposit-related revenue up 20% over 2Q 2003; up 17% over 1Q 2004

•	Noninterest-bearing deposits (excluding custodial balances) up $118 million, or 16% annualized, in 2Q 2004; up $1.3 billion, or 66%, in 12 months

•	Mortgage-backed securities down $1.7 billion; $8.7 billion in 12 months

•	Non-single family lending portfolio up $1.5 billion, an annualized 29%, in 2Q 2004

•	Net yield of 3.08%, up from 3.04% in 1Q 2004 and 2.84% in 2Q 2003

•	Annualized net charge-offs of .23% of loans and leases, down from .24% in 1Q 2004 and .30% in 2Q 2003

CLEVELAND, Ohio, July 19, 2004 — Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, N.A., today reported net income of $166 million, or $.72 per diluted share, for the three months ended June 30, 2004. Net income in the year ago quarter was also $166 million, or $.72 per diluted share.

Net income for the quarter generated annualized returns of 1.56% on average assets, 20.50% on average equity, and 23.82% on average tangible equity. In the year-ago quarter, the returns were 1.50% on average assets, 19.86% on average equity and 22.74% on average tangible equity.

“This was a strong quarter in terms of retail banking success, achieving balance sheet management goals and maintaining earnings while reducing overall asset levels,” commented Charles John Koch, Charter One’s Chairman and Chief Executive Officer. “Our success on the retail front continued unabated, with a 20% increase in deposit-related revenue and a 16% growth rate in noninterest-bearing deposits. Once again, we think our retail banking initiatives have earned Charter One a place as one of the premier consumer banks in the country.

“In addition to our ambitious retail strategy, our other principal objective for the past year has been to limit overall single-family mortgage exposure, with special emphasis on reducing the mortgage-backed security portfolio, and increase the size of our non-single family lending portfolios. I am very pleased to report that the MBS portfolio is now below $6 billion, down from $14.7 billion a year ago. In fact, single-family loans and securities represented 43% of total interest-earning assets at the end of June, the lowest level in our history. As part of our balance sheet strategy, we previously indicated our intent to increase overall assets only to the extent we were successful in growing our non-single family loan portfolios. Earning assets increased by $1.3 billion during the second quarter while non-single family portfolios increased by $1.5 billion, helping to accelerate the mix shift. Finally, and maybe most importantly, we maintained our earnings level even though we were $1.6 billion smaller than during last year’s second quarter and continued investing in our retail growth initiatives.”

Overview

Net yield and net interest income - Net interest margin, or net yield, was 3.08% during the three months ended June 30, 2004, up from 3.04% during the first quarter of 2004 and 2.84% during the year-ago quarter. The improvement was attributable to the increase in average noninterest-bearing deposits, as well as a full quarter’s benefit from the prepayment of $2.3 billion in fixed-rate FHLB advances on January 27, 2004.

The increase in net yield drove an increase in net interest income during the second quarter of 2004. Net interest income totaled $308.2 million in the three months ended June 30, 2004, compared to $295.4 million in the same period last year and $304.6 million in the first quarter of 2004. The 4% year-over-year increase in net interest income was posted despite a $1.6 billion decrease in average earning assets from the year ago quarter.

Net gains (losses) - During the second quarter of 2004, we reported net losses of $14.2 million as part of Other Income, compared to net gains of $108.5 million in the year ago quarter. During the current quarter we sold $1.9 billion in mortgage-backed securities as part of our ongoing strategy to reduce single-family exposure and reduce the overall duration of interest-earning assets. As discussed below, the loss was more than offset by the increased value of our mortgage servicing rights resulting from the overall increase in interest rates during the second quarter of 2004. As of June 30, 2004, there were approximately $106.6 million in unrealized pretax losses in the mortgage-backed securities portfolio.

Operating expenses — Administrative expenses totaled $225.9 million in the three months ended June 30, 2004, up 4% from the previous quarter and up 16% from the year-ago quarter. We continued to dedicate significant marketing resources to support our successful retail banking strategy and other franchise enhancing initiatives. Marketing costs were $31.1 million for the second quarter of 2004, compared to $28.8 million in the previous quarter and $20.2 million in the year-ago quarter. The higher level of expenses also included operating 36 more banking centers during the second quarter than the first quarter (a 6% increase in locations), and 130 more banking centers than a year earlier (a 25% increase in locations). The efficiency ratio was 47.56% for the three months ended June 30, 2004, compared to 45.98% for the first quarter of 2004 (excluding the $113.1 million debt prepayment penalty) and 41.14% for the second quarter of 2003.

Deposits and Related Revenue

Deposits – Our deposit strategy over the past 18 months has been to grow noninterest-bearing deposits, and the second quarter results reinforce the success of this strategy. Noninterest-bearing deposits (excluding custodial balances) increased to $3.1 billion at June 30, 2004, up $118 million during the quarter and $1.3 billion, or 66%, in the past 12 months. Custodial balances totaled $401 million at June 30, 2004, $424 million at March 31, 2004, and $761 million at June 30, 2003.

Additionally, the number of retail noninterest-bearing checking accounts continued to show impressive growth. At the end of the second quarter, we had 1.2 million noninterest-bearing accounts, up an annualized 11% in the quarter, and 55% in the past 12 months. The total number of checking accounts (interest-bearing and noninterest-bearing) was 1,544,200 at June 30, 2004, compared to 1,524,800 accounts at March 31, 2004, and 1,358,200 at June 30, 2003.

Total deposits were $27.2 billion at June 30, 2004, up $290 million in the three-month period. Core deposits (checking, money market and savings accounts) increased by $409 million in the quarter, and now account for $17.2 billion, or 63% of the total. Small business deposits, which are included in core deposits, increased to $2.4 billion at June 30, 2004, up $133 million, or an annualized 23%, during the second quarter, and $636 million, or 36%, in the past 12 months.

Retail banking revenue - Retail banking revenue totaled $115.2 million for the three months ended June 30, 2004, up 19% from the comparable 2003 quarter. The largest component of retail banking revenue is deposit-related revenue, which was driven primarily by the success we have had in attracting checking accounts. Deposit-related revenue totaled $101.7 million during the second quarter of 2004, up 17% over the first quarter of 2004 and 20% over the second quarter of 2003. The increase in debit card transactions continues to be one of the biggest contributors to deposit-related revenue growth. The dollar volume of debit card transactions was 40% higher in the second quarter of 2004 than in the same quarter of last year, which is a powerful indicator of customer adoption of debit card usage and future revenue potential. The other components of retail banking revenue include fees from retail brokerage activities ($9.8 million, up 16% from the year-ago quarter), and other revenue related to retail operations ($3.7 million, down 3%).

Retail expansion update — For 2004, our stated plan was to open approximately 125 new banking centers during the year, including approximately 73 in-store locations. During the second quarter, we opened 36 new banking centers, including 22 traditional locations and 14 in-store locations. That brings the year-to-date totals to 60 new banking centers, 32 traditional and 28 in-store locations. The largest concentration of new banking centers was in Indiana where we now have 38 locations, up from 16 at the beginning of the year. As part of our previously announced agreement with Wal-Mart, we opened the first two locations in the second quarter; one in Indiana and the other is our entry into Columbus, Ohio. An additional location was added mid-July in Plattsburgh, New York.

Loans, Mortgage-Backed Securities and Mortgage Banking

Lending portfolio growth — Loans and leases before reserves totaled $33.0 billion at June 30, 2004, up 28% in the past 12 months and an annualized 37% in the quarter. Non-single family loans totaled $21.9 billion at June 30, 2004, up $4.1 billion, or 23% in the past 12 months, and $1.5 billion in the quarter, a 29% annualized growth rate. The non-single family growth was led by a three-month increase of $881 million (up 15%, 59% annualized) in retail consumer loans, which are comprised principally of home equity lines and loans. Small business lending continues to be a high priority, and the portfolio has increased to $886 million of the $1.9 billion corporate banking portfolio, up an annualized 42% in the second quarter of 2004, and 44% in the past 12 months. Permanent single-family residential loans increased by $1.3 billion during the quarter, up 14% (55% annualized).

Mortgage-backed securities available for sale — Mortgage-backed securities available for sale totaled $5.8 billion at June 30, 2004, down $1.7 billion, or 22%, during the quarter, and $8.5 billion, or 60% in the past 12 months. At June 30, 2004, 7% of the portfolio was in floating-rate securities, and 93% in fixed-rate securities that had an estimated duration of approximately 4.4 years.

Mortgage banking revenue - The mortgage banking category includes revenue associated with our mortgage banking operations, adjusted by the amortization and valuation adjustments related to its mortgage servicing rights asset (“MSR”). During the second quarter of 2004, MSR-related adjustments increased revenue by $47.0 million as the valuation allowance was reduced in response to the increase in interest rates. The resulting MSR valuation allowance was $52.3 million at June 30, 2004. The total mortgage banking revenue, excluding MSR-related adjustments, was $12.3 million in the second quarter of 2004, down from $22.8 million in the year-ago quarter. The reduction was due primarily to the $3.8 billion reduction in the portfolio serviced for others and lower mortgage production as compared to 2003. The portfolio serviced for others totaled $15.1 billion at June 30, 2004, and carried a weighted average coupon of 6.03%. The related MSR, net of the valuation allowance, is now 1.25% of the portfolio at $188 million. With an average servicing spread of 35.6 basis points, that translates into an MSR valuation of 3.5 times the servicing spread.

Leasing operations - Income from leasing operations was a loss of $597,000 in the second quarter of 2004, compared with a loss of $12.2 million in the second quarter of 2003. Residual value adjustments reduced income by $1.6 million in the three months ended June 30, 2004, and $12.8 million in the year ago quarter.

Credit quality and allowance for loan losses - Net charge-offs during the second quarter of 2004 totaled $17.8 million, or .23% of average loans and leases (annualized), down from .24% in the first quarter of 2004 and .30% in the second quarter of 2003.

At June 30, 2004, nonperforming assets totaled $234 million or .72% of loans, leases and collateral owned, up from $199 million and .67% at March 31, 2004. The primary driver behind the increase was a single $35 million loan in Michigan, a shopping center under development. We believe the loan is well collateralized, and anticipate no material loss at this time. Underperforming assets (including nonperforming assets and loans delinquent 90 days and still accruing) totaled $274 million or .84% of loans, leases and collateral owned, up from $240 million and .81% at March 31, 2004.

Notwithstanding the increase in nonperforming assets, the underlying trends in asset classifications, charge-offs and other credit indicators warranted reducing the allowance for loan and lease losses by $10.6 million to $374 million at June 30, 2004, or 1.13% of loans and leases. This reserve level is equivalent to 5.3 years coverage of annualized second quarter net charge-offs.

Merger update - On May 4, 2004, Charter One joined Citizens Financial Group in announcing a definitive agreement to sell Charter One Financial to Citizens for merger consideration of $44.50 in cash for each share of Charter One common stock. The merger requires approval from Charter One’s shareholders as well as the state banking authority in Massachusetts and the Board of Governors of the Federal Reserve System, and is subject to certain other normal closing conditions. Charter One has scheduled a special meeting of shareholders to consider the merger for August 23, 2004. At this time, assuming approvals are received in a timely manner, the companies expect to complete the transaction by the fourth quarter of 2004.

Company profile — Charter One has more than $42 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has 652 banking center locations in Ohio, Michigan, New York, Illinois, Massachusetts, Vermont, Indiana, Connecticut and Pennsylvania. Charter One’s diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases, investor presentations, committee charters, and reports filed with the SEC, investors are directed to Charter One’s web site: www.charterone.com.

Forward-Looking Information

This release contains certain estimates of future operating trends for Charter One Financial, Inc., as well as estimates of financial condition and earnings, operating efficiencies, revenue creation, lending origination, loan sale volumes, charge-offs and loan loss provisions. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) revenue growth is lower than expected; (2) competitive pressures among depository institutions increase significantly; (3) changes in the interest rate environment reduce interest margins; (4) deterioration in the credit quality of Charter One’s loan portfolio requires higher loss provisions; (5) general economic conditions, either nationally or in the states in which Charter One does business, are less favorable than expected; (6) legislation or regulatory changes adversely affect the businesses in which Charter One is engaged; and (7) ongoing geopolitical conflicts add unexpected stress on the economy or customer base. Other factors that may affect these statements are identified in previous filings with the Securities and Exchange Commission.

####

CHARTER ONE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended
	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$387,217	$367,344	$376,741	$368,952	$367,602
Mortgage-backed securities:
Available for sale	80,146	107,667	118,903	129,695	154,490
Held to maturity	2,823	3,371	4,065	5,326	6,858
Investment securities:
Available for sale	2,992	3,604	3,590	3,563	3,297
Held to maturity	47	48	48	51	56
Other interest-earning assets	7,586	7,793	7,619	7,531	7,856

Total interest income	480,811	489,827	510,966	515,118	540,159

Interest expense:
Deposits	90,659	95,886	110,746	115,862	126,734
Federal Home Loan Bank advances	71,036	76,247	97,385	100,813	104,025
Other borrowings	10,917	13,140	13,678	13,185	13,969

Total interest expense	172,612	185,273	221,809	229,860	244,728

Net interest income	308,199	304,554	289,157	285,258	295,431
Provision for loan and lease losses	7,160	18,616	17,778	37,663	35,360

Net interest income after provision for loan and lease losses	301,039	285,938	271,379	247,595	260,071

Other income:
Retail banking	115,197	99,613	102,593	94,183	97,087
Mortgage banking	59,343	(16,682)	3,240	65,604	(23,895)
Leasing operations	(597)	2,125	1,668	(4,118)	(12,230)
Net gains (losses)	(14,240)	(91,027)	63,274	16,112	108,549
Bank owned life insurance and other	7,120	11,168	7,489	8,638	8,450

Total other income	166,823	5,197	178,264	180,419	177,961

Administrative expenses:
Compensation and employee benefits	102,109	101,968	101,612	92,582	90,790
Net occupancy and equipment	34,329	34,349	34,124	31,985	30,466
Marketing expenses	31,051	28,809	24,010	22,411	20,205
Federal deposit insurance premiums	1,052	1,083	1,066	1,118	1,125
Other administrative expenses	57,360	51,826	57,034	46,733	52,168

Total administrative expenses	225,901	218,035	217,846	194,829	194,754

Income before income taxes	241,961	73,100	231,797	233,185	243,278
Income taxes	75,615	22,844	73,583	74,036	77,241

Net income	$166,346	$50,256	$158,214	$159,149	$166,037

Basic earnings per share	$.74	$.22	$.71	$.71	$.74

Diluted earnings per share	$.72	$.22	$.69	$.69	$.72

Average common shares outstanding:
Basic	224,089,781	223,533,656	222,720,197	224,399,805	225,501,687

Diluted	231,827,268	230,219,061	228,809,671	230,661,929	231,095,694

Cash dividends declared per share	$.29	$.26	$.26	$.26	$.24

CHARTER ONE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Six Months Ended
	6/30/04	6/30/03
	(Dollars in thousands,
	except per share data)
Interest income:
Loans and leases	$754,561	$745,326
Mortgage-backed securities:
Available for sale	187,813	303,801
Held to maturity	6,194	15,127
Investment securities:
Available for sale	6,596	6,340
Held to maturity	95	110
Other interest-earning assets	15,379	15,241

Total interest income	970,638	1,085,945

Interest expense:
Deposits	186,545	260,477
Federal Home Loan Bank advances	147,283	203,824
Other borrowings	24,057	27,172

Total interest expense	357,885	491,473

Net interest income	612,753	594,472
Provision for loan and lease losses	25,776	96,831

Net interest income after provision for loan and lease losses	586,977	497,641

Other income:
Retail banking	214,810	181,187
Mortgage banking	42,661	(23,922)
Leasing operations	1,528	(19,086)
Net gains (losses)	(105,267)	185,202
Bank owned life insurance and other	18,288	16,406

Total other income	172,020	339,787

Administrative expenses:
Compensation and employee benefits	204,077	177,846
Net occupancy and equipment	68,678	61,652
Marketing expenses	59,860	33,852
Federal deposit insurance premiums	2,135	2,267
Other administrative expenses	109,186	102,429

Total administrative expenses	443,936	378,046

Income before income taxes	315,061	459,382
Income taxes	98,459	145,854

Net income	$216,602	$313,528

Basic earnings per share	$.96	$1.40

Diluted earnings per share	$.94	$1.36

Average common shares outstanding:
Basic	223,811,719	225,249,543

Diluted	231,023,165	230,778,271

Cash dividends declared per share	$.55	$.46

CHARTER ONE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands, except per share data)
ASSETS
Cash and deposits with banks	$591,213	$543,962	$527,649	$526,534	$586,018
Federal funds sold and other	520	518	517	516	10,514

Total cash and cash equivalents	591,733	544,480	528,166	527,050	596,532
Investments securities:
Available for sale	190,634	231,967	273,260	270,511	336,126
Held to maturity	3,432	3,696	3,505	3,952	3,691
Mortgage-backed securities:
Available for sale	5,796,777	7,475,140	10,193,798	11,078,285	14,313,397
Held to maturity	185,627	212,124	251,449	292,336	362,768
Loans and leases, net	32,321,116	29,652,925	28,130,017	27,735,087	25,127,882
Loans held for sale	284,400	132,507	120,431	296,078	362,270
Bank owned life insurance	842,075	837,140	828,678	823,676	834,337
Federal Home Loan Bank and Federal Reserve Bank stock	712,925	706,358	705,244	700,170	694,073
Premises and equipment, net	433,478	417,908	404,086	391,615	375,256
Accrued interest receivable	133,279	132,215	140,857	147,254	153,346
Real estate and other collateral owned	27,274	30,127	36,643	48,198	40,220
Mortgage servicing rights, net	188,177	142,340	177,244	168,697	115,242
Goodwill	415,696	415,696	415,696	415,696	433,014
Other assets	378,050	344,306	418,992	380,647	386,785

Total assets	$42,504,673	$41,278,929	$42,628,066	$43,279,252	$44,134,939

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Checking accounts:
Interest-bearing	$4,632,750	$4,944,405	$5,666,346	$5,810,478	$6,493,279
Noninterest-bearing	3,549,865	3,454,577	2,532,616	2,760,848	2,656,047

Total checking accounts	8,182,615	8,398,982	8,198,962	8,571,326	9,149,326
Money market and savings accounts	9,032,492	8,406,630	8,686,356	8,686,491	8,475,706
Certificates of deposit	10,013,453	10,133,389	10,318,001	10,788,421	10,314,742

Total deposits	27,228,560	26,939,001	27,203,319	28,046,238	27,939,774
Federal Home Loan Bank advances	9,970,594	8,661,607	9,847,293	9,820,184	10,582,255
Federal funds purchased and repurchase agreements	100,756	428,158	269,319	62,716	51,399
Other borrowings	596,260	596,571	697,753	704,629	706,083
Advance payments by borrowers for taxes and insurance	77,545	58,631	61,054	50,768	58,593
Accrued interest payable	20,218	53,631	35,944	65,075	46,418
Accrued expenses and other liabilities	1,202,749	1,284,298	1,237,515	1,288,801	1,387,835

Total liabilities	39,196,682	38,021,897	39,352,197	40,038,411	40,772,357

Shareholders’ equity:
Preferred stock — $.01 par value per share; 20,000,000 shares authorized and unissued	—	—	—	—	—
Common stock — $.01 par value per share; 360,000,000 shares authorized; 229,924,425; 229,924,425; 229,940,729; 229,944,441 and 229,946,762 shares issued	2,299	2,299	2,299	2,299	2,299
Additional paid-in capital	2,299,786	2,292,137	2,280,335	2,274,947	2,270,580
Retained earnings	1,231,486	1,142,547	1,178,803	1,098,042	1,009,784
Less 5,321,530; 6,272,992; 6,767,285; 6,953,759 and 3,851,660 shares of common stock held in treasury at cost	(171,409)	(202,056)	(209,653)	(215,085)	(116,652)
Accumulated other comprehensive income	(54,171)	22,105	24,085	80,638	196,571

Total shareholders’ equity	3,307,991	3,257,032	3,275,869	3,240,841	3,362,582

Total liabilities and shareholders’ equity	$42,504,673	$41,278,929	$42,628,066	$43,279,252	$44,134,939

CHARTER ONE FINANCIAL, INC.

SELECTED STATISTICAL DATA
(unaudited)

	Three Months Ended
	6/30/04		3/31/04		12/31/03		9/30/03		6/30/03
Annualized returns and ratios based on net income:
Return on average assets	1.56%		.47%		1.46%		1.46%		1.50%
Return on average equity	20.50		6.18		19.24		20.12		19.86
Average equity to average assets	7.62		7.61		7.58		7.25		7.55
Net interest income to administrative expenses	1.36	x	1.40	x	1.33	x	1.46	x	1.52	x
Administrative expenses to average assets	2.12%		2.04%		2.01%		1.79%		1.76%
Efficiency ratio(1)	47.56		70.39		46.61		41.84		41.14
Annualized return on average tangible equity(2)	23.82		7.21		22.31		23.59		22.74

(1)	Computed as the ratio of total administrative expenses to net interest income and total other income.

(2)	Computed as the ratio of net income, excluding the amortization of other intangible assets, to average tangible equity.

	Six Months Ended
	6/30/04		6/30/03
Annualized returns and ratios based on net income:
Return on average assets	1.02%		1.44%
Return on average equity	13.34		19.17
Average equity to average assets	7.61		7.51
Net interest income to administrative expenses	1.38	x	1.57	x
Administrative expenses to average assets	2.08%		1.74%
Efficiency ratio(1)	56.57		40.46
Annualized return on average tangible equity(2)	15.51		22.02

(1)	Computed as the ratio of total administrative expenses to net interest income and total other income.

(2)	Computed as the ratio of net income, excluding the amortization of other intangible assets, to average tangible equity.

	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
End of period capitalization:
Equity to assets	7.78%	7.89%	7.68%	7.49%	7.62%
Tangible equity to assets	6.73	6.80	6.63	6.45	6.56
Book value per share	$14.73	$14.56	$14.68	$14.53	$14.87
Tangible book value per share	12.74	12.56	12.67	12.52	12.81
Miscellaneous end-of-period data:
Number of employees (full-time equivalents)	7,977	7,843	7,804	7,765	7,703
Number of loan production offices	29	30	33	27	28
Number of ATMs	1,017	988	969	956	953

	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
Number of banking centers:
Traditional banking centers	478	456	446	435	433
In-store banking centers	174	160	146	131	89

Total	652	616	592	566	522

Number of banking centers by state:
New York	189	186	180	176	154
Ohio	149	143	138	130	126
Michigan	114	108	107	106	105
Illinois	113	108	105	99	99
Vermont	27	27	27	27	27
Indiana	38	23	16	11	—
Massachusetts	13	13	13	13	10
Connecticut	6	5	3	1	1
Pennsylvania	3	3	3	3	—

CHARTER ONE FINANCIAL, INC.

AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Three Months Ended
	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$31,454,312	$29,220,076	$28,876,531	$26,993,081	$26,101,819
Mortgage-backed securities	7,618,886	9,761,887	10,849,575	12,732,102	14,405,655
Investment securities	228,090	259,034	265,043	286,497	260,634
Other interest-earning assets	751,409	823,199	715,197	723,721	839,597

Total interest-earning assets	40,052,697	40,064,196	40,706,346	40,735,401	41,607,705
Allowance for loan and lease losses	(390,693)	(387,712)	(396,096)	(379,527)	(360,448)
Noninterest-earning assets(1)	2,963,313	3,053,124	3,089,013	3,272,787	3,044,576

Total assets	$42,625,317	$42,729,608	$43,399,263	$43,628,661	$44,291,833

Interest-bearing liabilities:
Checking accounts	$4,874,822	$5,538,583	$5,716,427	$6,166,100	$6,951,974
Money market and savings accounts	8,546,445	8,553,416	8,736,844	8,545,286	8,332,278
Certificates of deposit	9,976,862	10,172,127	10,699,475	10,708,517	9,733,110

Total interest-bearing deposits	23,398,129	24,264,126	25,152,746	25,419,903	25,017,362
Federal Home Loan Bank advances	10,166,098	10,189,502	10,147,668	10,265,634	11,397,410
Other borrowings	968,900	1,102,005	925,641	871,430	874,062

Total interest-bearing liabilities	34,533,127	35,555,633	36,226,055	36,556,967	37,288,834

Noninterest-bearing liabilities:
Demand deposit accounts	3,524,462	2,604,755	2,505,876	2,615,262	2,308,993
Other noninterest-bearing liabilities	1,321,750	1,317,979	1,377,774	1,292,960	1,349,173

Total noninterest-bearing liabilities	4,846,212	3,922,734	3,883,650	3,908,222	3,658,166

Total liabilities	39,379,339	39,478,367	40,109,705	40,465,189	40,947,000
Shareholders’ equity	3,245,978	3,251,241	3,289,558	3,163,472	3,344,833

Total liabilities and shareholders’ equity	$42,625,317	$42,729,608	$43,399,263	$43,628,661	$44,291,833

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	4.93%	5.03%	5.19%	5.46%	5.64%
Mortgage-backed securities	4.36	4.55	4.53	4.24	4.48
Investment securities	5.33	5.64	5.49	5.04	5.15
Other interest-earning assets	3.99	3.75	4.17	4.07	3.70
Total interest-earning assets	4.80	4.89	5.00	5.05	5.19
Weighted average cost(3):
Checking accounts	.80	.76	.88	.96	1.35
Money market and savings accounts	.95	.93	1.04	1.10	1.50
Certificates of deposit	2.45	2.60	2.79	2.86	2.97
Total interest-bearing deposits	1.56	1.59	1.75	1.81	2.03
Federal Home Loan Bank advances	2.80	3.00	3.80	3.89	3.66
Other borrowings	4.50	4.76	5.89	6.03	6.38
Total interest-bearing liabilities	2.01	2.09	2.43	2.49	2.63
Interest rate spread	2.79	2.80	2.57	2.56	2.56
Net yield on interest-earning assets	3.08	3.04	2.84	2.80	2.84

(1)	Includes mark-to-market adjustments on securities available for sale.

(2)	Excludes impact of related tax benefits.

(3)	Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.

AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Six Months Ended
	6/30/04	6/30/03
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$30,336,896	$25,977,336
Mortgage-backed securities	8,690,386	13,775,103
Investment securities	243,562	235,914
Other interest-earning assets	787,304	801,391

Total interest-earning assets	40,058,148	40,789,744
Allowance for loan and lease losses	(389,199)	(343,860)
Noninterest-earning assets(1)	3,008,141	3,097,175

Total assets	$42,677,090	$43,543,059

Interest-bearing liabilities:
Checking accounts	$5,206,702	$7,245,197
Money market and savings accounts	8,549,931	8,131,890
Certificates of deposit	10,074,494	9,648,034

Total interest-bearing deposits	23,831,127	25,025,121
Federal Home Loan Bank advances	10,177,800	10,906,526
Other borrowings	1,035,442	870,299

Total interest-bearing liabilities	35,044,369	36,801,946

Noninterest-bearing liabilities:
Demand deposit accounts	3,064,520	2,163,822
Other noninterest-bearing liabilities	1,319,588	1,306,110

Total noninterest-bearing liabilities	4,384,108	3,469,932

Total liabilities	39,428,477	40,271,878
Shareholders’ equity	3,248,613	3,271,181

Total liabilities and shareholders’ equity	$42,677,090	$43,543,059

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	4.98%	5.75%
Mortgage-backed securities	4.46	4.63
Investment securities	5.49	5.47
Other interest-earning assets	3.86	3.78
Total interest-earning assets	4.85	5.33
Weighted average cost(3):
Checking accounts	.78	1.50
Money market and savings accounts	.94	1.53
Certificates of deposit	2.52	3.03
Total interest-bearing deposits	1.57	2.10
Federal Home Loan Bank advances	2.90	3.76
Other borrowings	4.64	6.24
Total interest-bearing liabilities	2.05	2.69
Interest rate spread	2.80	2.64
Net yield on interest-earning assets	3.06	2.91

(1)	Includes mark-to-market adjustments on securities available for sale.

(2)	Excludes impact of related tax benefits.

(3)	Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.

LOAN AND LEASE ACTIVITY
(unaudited)

	Three Months Ended
	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$1,807,730	$1,161,546	$1,848,459	$3,896,869	$3,555,968
Multifamily	100,048	75,992	84,470	75,185	57,451
Commercial	134,427	128,270	92,383	124,806	60,226

Total permanent loans	2,042,205	1,365,808	2,025,312	4,096,860	3,673,645

Construction:
One-to-four family	68,310	88,851	45,304	62,180	53,537
Multifamily	36,545	30,741	84,815	30,371	7,613
Commercial	123,846	117,233	29,921	16,656	30,246

Total construction loans	228,701	236,825	160,040	109,207	91,396

Total real estate loans originated	2,270,906	1,602,633	2,185,352	4,206,067	3,765,041

Retail consumer	1,628,263	1,054,029	1,167,620	1,431,291	1,209,221
Automobile	739,204	664,636	719,738	909,477	1,026,245
Consumer finance	189,048	105,633	92,340	128,536	122,839
Leases	122,334	155,279	127,148	152,279	73,946
Corporate banking	677,889	515,264	582,832	443,732	473,677

Total loans and leases originated	5,627,644	4,097,474	4,875,030	7,271,382	6,670,969

Acquired through business combinations and purchases	1,088,706	470,472	3,058	2,737	403,324

Sales and principal reductions:
Loans sold	605,930	314,460	670,456	1,067,083	885,179
Loans exchanged for mortgage-backed securities	51,929	72,749	1,207,646	225,498	2,346,609
Principal reductions	3,180,918	2,606,192	2,744,598	3,447,925	3,260,094

Total sales and principal reductions	3,838,777	2,993,401	4,622,700	4,740,506	6,491,882

Increase before net items	$2,877,573	$1,574,545	$255,388	$2,533,613	$582,411

	Six Months Ended
	6/30/04	6/30/03
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$2,969,276	$6,651,686
Multifamily	176,040	108,891
Commercial	262,697	150,439

Total permanent loans	3,408,013	6,911,016

Construction:
One-to-four family	157,161	89,093
Multifamily	67,286	26,896
Commercial	241,079	41,076

Total construction loans	465,526	157,065

Total real estate loans originated	3,873,539	7,068,081

Retail consumer	2,682,292	2,288,511
Automobile	1,403,840	2,007,359
Consumer finance	294,681	224,766
Leases	277,613	175,517
Corporate banking	1,193,153	922,003

Total loans and leases originated	9,725,118	12,686,237

Acquired through business combinations and purchases	1,559,178	407,089

Sales and principal reductions:
Loans sold	920,390	1,648,230
Loans exchanged for mortgage-backed securities	124,678	5,765,725
Principal reductions	5,787,110	6,285,924

Total sales and principal reductions	6,832,178	13,699,879

Increase (decrease) before net items	$4,452,118	$(606,553)

CHARTER ONE FINANCIAL, INC.
ALLOWANCE FOR LOAN AND LEASE LOSSES
(unaudited)

	Three Months Ended
	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$384,842	$383,733	$389,355	$376,393	$355,926
Provision for loan and lease losses	7,160	18,616	17,778	37,663	35,360
Acquired through business combination	—	—	—	—	4,969
Loans and leases charged off:
One-to-four family	(1,763)	(827)	(686)	(655)	(1,036)
Commercial real estate	(6)	(872)	(419)	(474)	(253)
Retail consumer	(3,322)	(2,534)	(2,234)	(2,819)	(2,596)
Automobile	(9,698)	(13,679)	(16,794)	(15,869)	(13,628)
Consumer finance	(4,468)	(3,479)	(3,811)	(4,396)	(3,975)
Leases	—	—	—	—	(2,095)
Corporate banking	(4,979)	(2,516)	(5,018)	(6,610)	(2,652)

Total charge-offs	(24,236)	(23,907)	(28,962)	(30,823)	(26,235)

Recoveries:
One-to-four family	30	11	24	31	41
Commercial real estate	46	64	129	68	61
Retail consumer	752	634	380	1,044	548
Automobile	4,845	4,421	4,010	4,279	4,561
Consumer finance	370	228	264	329	235
Leases	—	433	253	228	606
Corporate banking	427	609	502	143	321

Total recoveries	6,470	6,400	5,562	6,122	6,373

Net loan and lease charge-offs	(17,766)	(17,507)	(23,400)	(24,701)	(19,862)

Balance, end of period	$374,236	$384,842	$383,733	$389,355	$376,393

Net charge-offs to average loans and leases (annualized)	.23%	.24%	.32%	.37%	.30%

	Six Months Ended
	6/30/04	6/30/03
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$383,733	$328,017
Provision for loan and lease losses	25,776	96,831
Acquired through business combination	—	4,969
Loans and leases charged off:
One-to-four family	(2,590)	(1,706)
Commercial real estate	(878)	(753)
Retail consumer	(5,856)	(6,074)
Automobile	(23,377)	(30,078)
Consumer finance	(7,947)	(8,512)
Leases	—	(8,156)
Corporate banking	(7,495)	(9,897)

Total charge-offs	(48,143)	(65,176)

Recoveries:
One-to-four family	41	58
Commercial real estate	110	209
Retail consumer	1,386	981
Automobile	9,266	8,676
Consumer finance	598	340
Leases	433	999
Corporate banking	1,036	489

Total recoveries	12,870	11,752

Net loan and lease charge-offs	(35,273)	(53,424)

Balance, end of period	$374,236	$376,393

Net charge-offs to average loans and leases (annualized)	.23%	.41%

CHARTER ONE FINANCIAL, INC.
NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES
(unaudited)

	Three Months Ended
	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands)
Average loans and leases:
Mortgage	$13,387,468	$12,193,635	$12,333,237	$11,481,071	$11,126,226
Retail consumer	6,513,957	5,699,052	5,346,225	4,535,869	4,329,896
Automobile	6,249,478	6,322,555	6,360,687	6,317,768	6,088,204
Consumer finance	1,242,331	1,107,101	1,079,984	1,055,588	1,023,295
Leases	2,223,471	2,188,135	2,196,592	2,116,646	2,127,384
Corporate banking	1,837,607	1,709,598	1,559,806	1,486,139	1,406,814

Total average loans and leases	$31,454,312	$29,220,076	$28,876,531	$26,993,081	$26,101,819

Net charge-offs (recoveries) to average loans and leases (annualized):
Mortgage	.05%	.05%	.03%	.04%	.04%
Retail consumer	.16	.13	.14	.16	.19
Automobile	.31	.59	.80	.73	.60
Consumer finance	1.32	1.17	1.31	1.54	1.46
Leases	—	(.08)	(.05)	(.04)	.28
Corporate banking	.99	.45	1.16	1.74	.66
Total	.23	.24	.32	.37	.30

LOAN AND LEASE PORTFOLIO
(unaudited)

	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands)
Loan and lease portfolio, net(1):
One-to-four family:
Permanent:
Fixed rate	$8,422,124	$6,825,379	$6,001,695	$6,737,463	$5,411,639
Adjustable rate	2,608,089	2,867,295	2,830,677	2,600,507	2,577,778
Construction	510,957	483,275	485,354	451,093	418,485

	11,541,170	10,175,949	9,317,726	9,789,063	8,407,902

Commercial real estate:
Multifamily	866,076	800,524	776,528	752,006	739,464
Commercial	1,276,177	1,242,304	1,193,377	1,181,362	1,148,073
Construction	583,999	541,600	521,680	528,628	536,330

	2,726,252	2,584,428	2,491,585	2,461,996	2,423,867

Consumer:
Retail	6,899,475	6,018,261	5,491,923	4,999,488	4,180,702
Automobile	6,245,154	6,272,710	6,364,703	6,376,830	6,247,964
Consumer finance	1,395,972	1,130,226	1,092,533	1,073,054	1,038,517

	14,540,601	13,421,197	12,949,159	12,449,372	11,467,183

Business:
Leases	2,244,746	2,208,350	2,195,418	2,166,350	2,104,713
Corporate banking	1,926,983	1,780,350	1,680,293	1,553,739	1,462,880

	4,171,729	3,988,700	3,875,711	3,720,089	3,567,593

Loans and leases before allowance for loan and lease losses	32,979,752	30,170,274	28,634,181	28,420,520	25,866,545
Allowance for loan and lease losses	(374,236)	(384,842)	(383,733)	(389,355)	(376,393)

Loans and leases, net(1)	$32,605,516	$29,785,432	$28,250,448	$28,031,165	$25,490,152

Portfolio of loans serviced for others	$15,104,799	$16,124,233	$16,877,169	$16,700,490	$18,948,077

(1)	Includes loans held for sale.

CHARTER ONE FINANCIAL, INC.
NONPERFORMING AND UNDERPERFORMING ASSETS
(unaudited)

	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03
	(Dollars in thousands)
Nonperforming assets:
Nonaccrual loans and leases:
Real estate mortgage loans:
One-to-four family	$25,065	$24,143	$23,301	$22,784	$25,723
Multifamily and commercial	37,768	34,296	33,692	11,333	16,764
Construction and land	56,341	25,114	25,161	22,974	27,483

Total real estate mortgage loans	119,174	83,553	82,154	57,091	69,970
Retail consumer	11,988	10,163	9,818	10,405	10,652
Automobile	—	—	—	—	—
Consumer finance	38,667	43,733	42,843	42,589	43,175
Leases	4,161	6,201	6,360	6,569	6,877
Corporate banking	32,992	25,073	28,408	25,078	35,595

Total nonaccrual loans and leases	206,982	168,723	169,583	141,732	166,269
Restructured loans	—	—	474	481	488

Total nonperforming loans and leases	206,982	168,723	170,057	142,213	166,757
Real estate and other collateral owned	26,938	29,793	35,654	47,249	39,278

Total nonperforming assets	$233,920	$198,516	$205,711	$189,462	$206,035

Ratio of:
Nonperforming loans and leases to total loans and leases	.63%	.57%	.60%	.51%	.65%
Nonperforming assets to total assets	.55	.48	.48	.44	.47
Nonperforming assets to total loans, leases and real estate and other collateral owned	.72	.67	.73	.67	.81
Allowance for loan and lease losses to:
Nonperforming loans and leases	180.81	228.09	225.65	273.78	225.71
Total loans and leases before allowance	1.13	1.28	1.34	1.37	1.46
Accruing loans and leases delinquent more than 90 days:
Real estate mortgage loans:
One-to-four family	$18,083	$21,576	$21,549	$21,239	$18,056
Multifamily and commercial	—	—	—	—	396
Construction and land	—	—	—	—	—

Total real estate mortgage loans	18,083	21,576	21,549	21,239	18,452

Retail consumer	2,815	2,144	2,722	2,654	3,056
Automobile	2,124	2,035	2,771	2,680	2,254
Consumer finance	16,537	15,340	17,839	23,298	21,172
Leases	—	—	52	—	—
Corporate banking	261	412	522	311	117

Total accruing loans and leases delinquent more than 90 days	$39,820	$41,507	$45,455	$50,182	$45,051

Total underperforming assets	$273,740	$240,023	$251,166	$239,644	$251,086

Ratio of:
Underperforming assets to total assets	.64%	.58%	.59%	.55%	.57%
Underperforming assets to total loans, leases and real estate and other collateral owned	.84	.81	.89	.85	.98

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER ONE FINANCIAL, INC.

Date: July 19, 2004	By: /s/ Robert J. Vana
Robert J. Vana
Senior Vice President, Chief
Corporate Counsel and Corporate Secretary